                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FAMOUS DAVE'S OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                         FAMOUS DAVE'S OF AMERICA, INC.
                               7657 Anagram Drive
                         Eden Prairie, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2002

TO THE SHAREHOLDERS OF FAMOUS DAVE'S OF AMERICA, INC.:

     Please take notice that the Annual Meeting of Shareholders of Famous Dave's of America, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Famous Dave's Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Wednesday, May 22, 2002, at 10:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors.

     2. To approve an amendment to the Company's 1995 Stock Option and Compensation Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,950,000 shares to 2,350,000 shares.

     3. To approve an amendment to the Company's 1998 Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 250,000 shares to 350,000 shares.

     4. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on April 4, 2002 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting.

     A PROXY FOR THIS MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Martin J. O'Dowd
                                          Martin J. O'Dowd
                                          President, Chief Executive Officer &
                                          Secretary

April 22, 2002

                         FAMOUS DAVE'S OF AMERICA, INC.
                               7657 ANAGRAM DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 22, 2002

                         VOTING AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave's of America, Inc. (as periodically referred to herein as "Famous Dave's" and the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 22, 2002, at 10:00 a.m. at the Famous Dave's Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, for the purposes set forth in the accompanying notice of annual meeting.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 22, 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on April 4, 2002 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, $0.01 par value, of which 11,319,495 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 7657 Anagram Drive, Eden Prairie, Minnesota

55344, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

                                                                 SHARES              PERCENTAGE
                                                              BENEFICIALLY               OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED                 TOTAL
            ------------------------------------              ------------           ----------
David W. Anderson...........................................   1,635,500(1)(2)         14.45%
Michael Hoffer..............................................      25,000(3)                 *
Martin J. O'Dowd............................................     633,333(4)             5.19%
Kenneth Stanecki............................................      75,000(5)                 *
Thomas J. Brosig............................................     100,000(6)                 *
James W. Cox................................................           0                    *
K. Jeffrey Dahlberg.........................................      19,167(7)                 *
Richard L. Monfort..........................................      75,000(8)                 *
Jundt Associates, Inc.......................................     978,000(9)             8.64%
  1550 Utica Avenue South, Suite 950
  Minneapolis, MN 55416
Jess S. Morgan & Company, Inc...............................     607,450(10)            5.37%
  5750 Wilshire Blvd., Suite 590
  Los Angeles, CA 90036
All Directors and Officers as a group (7 people)............   2,563,000(11)           21.00%

---------------

  *  less than 1%

 (1) Includes 1,559,500 that such person holds jointly with his spouse.

 (2) Includes 76,000 shares owned by Grand Pines Resorts, Inc., a corporation wholly-owned by Mr. Anderson. Mr. Anderson disclaims beneficial ownership of such shares.

 (3) Includes 25,000 shares that such person has the right to acquire within 60 days.

 (4) Includes 618,333 shares that such person has the right to acquire within 60 days.

 (5) Includes 75,000 shares that such person has the right to acquire within 60 days.

 (6) Includes 75,000 shares that such person has the right to acquire within 60 days.

 (7) Includes 16,667 shares that such person has the right to acquire within 60 days.

 (8) Includes 75,000 shares that such person has the right to acquire within 60 days.

 (9) Based on the most recent Schedule 13G filed on January 29, 2002 with the Securities and Exchange Commission.

(10) Based on the most recent Schedule 13G filed on January 29, 2002 with the Securities and Exchange Commission.

(11) Includes 885,000 shares that such persons have the right to acquire within 60 days.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors currently consists of six (6) directors, each of which has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next Annual Meeting of the Shareholders, or until his successor is elected and shall have qualified.

     The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

   NAME AND AGE OF               PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
DIRECTOR AND NOMINEE   FOR THE PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES   SINCE
---------------------  -------------------------------------------------------------  --------
  David W. Anderson    Founded the Company in 1994 and has been served as Chairman      1994
       Age 48          of the Board of the Company since its formation. In October
                       1990, Mr. Anderson co-founded Grand Casinos, Inc. (now a
                       wholly-owned subsidiary of Park Place Entertainment Corp.), and through March 1996 served as Executive Vice President of that company.
  Thomas J. Brosig     Has served as a Director of the Company since August 1996.       1996
       Age 52          From January 1999 through October 1999, Mr. Brosig served as
                       President of Lakes Gaming, Inc. Mr. Brosig served as
                       President of Grand Casinos, Inc. from September 1996 to
                       December 1998 and served as its Chief Executive Officer from
                       March 1998 to December 1998. Prior to that time and from
                       August 1994, he served as its Executive Vice
                       President -- Investor Relations and Special Projects. Mr.
                       Brosig is also a Director of G-III Apparel Group Ltd., a
                       manufacturer and distributor of leather apparel, and Wilsons
                       The Leather Experts Inc., a leather goods retailer.
    James W. Cox       James W. Cox became a director of the Company in June 2001.      2001
       Age 38          Since May 2001, Mr. Cox has served as President and Chief
                       Financial Officer of Trewit, Inc., a subsidiary of Fiserv,
                       Inc. From January to May, 2001, Mr. Cox was a partner with
                       Virchow, Krause & Company, LLP. Prior to that, and since
                       1989, Mr. Cox was a partner in the accounting firm of Lund
                       Koehler Cox & Arkema and served as its managing partner from
                       1995 through 2000, when it was acquired by Virchow, Krause &
                       Company, LLP.
 K. Jeffrey Dahlberg   Appointed as a director of the Company in February 2001. Mr.     2001
       Age 48          Dahlberg co-founded Franchise Business Systems, Inc., a
                       franchise development, marketing and investing firm, and has served as its Chairman since 1986. In 1990, Mr. Dahlberg
                       co-founded Grow Biz International, Inc., and served as its
                       Chairman from inception until March 2000 and served as Chief
                       Executive Officer of such company from 1999 until March 2000.
 Richard L. Monfort    Has served as a director of the Company since December 1996.     1996
       Age 47          From 1990 to 1995, Mr. Monfort served as the President of the red meats division of Conagra, which division had $8 billion in sales of beef and pork annually. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests,
                       including acting as managing partner of the Hyatt Grand
                       Champion Hotel (Palm Springs, California), owner of the
                       Hilltop Steakhouse (Boston, Massachusetts), and partner in the Montera Cattle Company. Mr. Monfort is also a director of
                       Suntron Corporation (Phoenix, AZ), a producer of circuit
                       boards and other components for computer manufacturers and is
                       Vice Chairman of the Colorado Rockies, a professional
                       baseball team.

   NAME AND AGE OF               PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
DIRECTOR AND NOMINEE   FOR THE PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES   SINCE
---------------------  -------------------------------------------------------------  --------
  Martin J. O'Dowd     Has served as a Director of the Company since November 1996,     1996
       Age 54          and became the President, Chief Executive Officer, Chief
                       Operating Officer, Chief Financial Officer and Secretary of
                       the Company in August, 1999. In November 1999, Mr. O'Dowd
                       relinquished his titles as Chief Financial Officer. Prior to joining the Company as an executive officer, Mr. O'Dowd
                       served as the President and Chief Executive Officer of
                       Elephant & Castle Group, Inc. He was Chief Operating Officer
                       for United States operations of that company from April 1997 to March 1998. From May 1995 to April 1997, Mr. O'Dowd served as President and Chief Operating Officer of Rainforest Cafe,
                       Inc. From July 1987 to May 1995, Mr. O'Dowd was Corporate
                       Director, Food and Beverage Services for Holiday Inn
                       Worldwide.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual serving as Chief Executive Officer of the Company during the fiscal year ended December 30, 2001; and (ii) each individual serving as an executive officer of the Company as of the end of the fiscal year ended December 30, 2001, whose salary and bonus during such fiscal year exceeded $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                      ANNUAL COMPENSATION                   ------------
                                        ------------------------------------------------     SECURITIES
                                        FISCAL                            OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR    SALARY($)   BONUS($)    COMPENSATION($)     OPTIONS(#)
---------------------------             ------   ---------   --------    ---------------    ------------
David W. Anderson.....................   2001         -0-        -0-             -0-              -0-
  Chairman of the Board                  2000         -0-        -0-             -0-              -0-
                                         1999         -0-        -0-             -0-              -0-
Martin J. O'Dowd......................   2001     412,500    125,000(2)          -0-          100,000
  Chief Executive Officer and
     Secretary                           2000     330,289    100,000(3)          -0-          100,000
                                         1999     121,154     75,000             -0-          500,000
Kenneth Stanecki(1)...................   2001     191,346     60,000(2)      327,250(5)        50,000
  Chief Financial Officer                2000     114,423     38,500(3)       27,000(4)       100,000

-------------------------

(1) Mr. Stanecki joined the Company as of May 1, 2000.

(2) Includes bonuses paid in February 2002 for Fiscal 2001 performance.

(3) Includes bonuses paid in February 2001 for Fiscal 2000 performance.

(4) Moving expenses.

(5) Includes exercise of 50,000 stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of individual grants of stock options made during fiscal year 2001 to the Named Executives.

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------   POTENTIAL NET REALIZABLE
                            NUMBER OF    PERCENTAGE OF                                VALUE AT ASSUMED ANNUAL
                            SECURITIES   TOTAL OPTIONS                                  RATE OF STOCK PRICE
                            UNDERLYING     GRANTED TO     EXERCISE OR                      APPRECIATION
                              OPTION       EMPLOYEES      BASE PRICE    EXPIRATION   -------------------------
NAME                         GRANTED     IN FISCAL YEAR    ($/SHARE)       DATE         5%($)        10%($)
----                        ----------   --------------   -----------   ----------   -----------   -----------
David W. Anderson..........      -0-           -0-               --            N/A         -0-           -0-
Martin J. O'Dowd...........  100,000(1)       43.7          $3.9375     02/08/2011    $247,627      $627,536
Kenneth Stanecki...........   50,000(2)       21.8          $3.9375     02/08/2011    $124,757      $316,159

-------------------------

(1) Options vest and become exercisable immediately.

(2) Options vest and become exercisable immediately.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the Named Executives, and the value of the options held by such persons at the end of fiscal 2001.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                       OPTIONS AT FY-END(#)             AT FY-END($)(1)
                          ACQUIRED ON    NET VALUE    ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   -----------   -------------
David M. Anderson........      -0-            -0-           -0-            -0-             -0-            -0-
Martin J. O'Dowd.........      -0-            -0-       618,333        141,667       2,803,940        602,960
Kenneth Stanecki.........   50,000        327,250        50,000         50,000         162,500        234,500

-------------------------

(1) Based upon the difference between the option exercise price and the last sale price of the Common Stock on December 28, 2001, which was $7.19.

EMPLOYMENT AGREEMENTS

     Effective August 1, 1999, the Company entered into a three-year employment agreement with Martin J. O'Dowd, President, Chief Executive Officer and Secretary, subject to early termination for a variety of reasons. Effective September 1, 2001, the Company and Mr. O'Dowd agreed to amend the agreement to extend its term for an additional two years. As a result, the current expiration date of Mr. O'Dowd's employment agreement is August 1, 2004. Mr. O'Dowd received an annualized base salary of $375,000 until July 2001, at which time his annualized salary was increased to $450,000. Based on these amounts, Mr. O'Dowd received salary of $412,500 during fiscal 2001. Pursuant to the employment agreement, Mr. O'Dowd is guaranteed to receive an annual bonus in the amount of $75,000, payable at the end of each fiscal year, and is eligible to receive an additional bonus of up to $50,000, the amount of which, if any, is determinable by the Board of Directors in its discretion. Mr. O'Dowd received a cash bonus of $125,000 for fiscal 2001. Mr. O'Dowd also receives medical, dental and other customary benefits. The employment agreement provides that Mr. O'Dowd will receive $200,000 if terminated by the Company for a reason other than "cause" or if Mr. O'Dowd resigns for "good reason", each as defined in the employment agreement. The agreement also provides that Mr. O'Dowd will continue to receive his base salary and bonus if he terminates his employment following a "change of control" of the Company, as defined therein. The employment agreement provides that Mr. O'Dowd will not compete with the Company for two years after the termination of his employment with the Company. On February 9, 2001, the Company granted Mr. O'Dowd options to purchase up to 100,000 shares of the Company's common stock at a per share exercise price equal to $3.9375, which represents the closing sale price of the Company's common stock on the date of grant. These options were 100% vested and exercisable immediately upon the grant date. On October 5, 2001, the Company granted Mr. O'Dowd a two-year exclusive option to develop franchise units in North Carolina beginning in October 2004. This option is discussed in greater detail below under "Certain Transactions".

     Effective as of May 1, 2000, the Company commenced an employment arrangement with Kenneth Stanecki, pursuant to which Mr. Stanecki is serving as Chief Financial Officer. Mr. Stanecki received an annualized base salary of $175,000 until July 2001, at which time his annualized salary was increased to $200,000. Pursuant to the employment arrangement, Mr. Stanecki is entitled to receive a bonus of up to 20% of his base salary based upon performance criteria to be established by the Company, and an additional 10% of his base salary on other terms to be determined by the Company. Mr. Stanecki received a cash bonus of $60,000 for fiscal 2001. Mr. Stanecki also receives medical, dental and other customary benefits. On February 9, 2001, the Company granted Mr. Stanecki options to purchase 50,000 shares of the Company's common stock at a per share exercise price equal to $3.9375, which represents the closing sale price of the Company's common stock on the date of grant. These options were 100% vested and exercisable immediately upon the grant date.

DIRECTOR COMPENSATION

     Prior to March 1, 2002, directors received no monetary fees for serving as directors. Commencing March 1, 2002, each non-employee director of the Company receives $5,000 for each meeting of the Board of Directors attended in person, or $2,500 for each such meeting attended by telephone. Also commencing as of March 1, 2002, on the day after each annual shareholders' meeting, the Company will grant its non-employee directors an option to purchase 5,000 shares of the Company's common stock at an exercise price equal to the fair market value of such common stock on the date of grant.

     In addition, non-employee directors may be granted, at the discretion of the Board, additional options to purchase shares of the Company's common stock. Such options shall contain such terms and provisions as the Board determines at the time of grant. On February 28, 2001, Messrs. Brosig and Monfort each received ten-year options to purchase 15,000 shares of the Company's Common Stock for their service as directors. All of these options vested on the date of grant. On the same date, Mr. Dahlberg received a ten-year option to purchase 50,000 shares of the Company's Common Stock for his service as a director, which vests in three equal annual installments commencing on February 28, 2002. On June 18, 2001, Mr. Cox received a ten-year option to purchase 50,000 shares of the Company's Common Stock for his service as a director, which option vests in three equal annual installments commencing on June 18, 2002.

     Members of the Board who are also employees of the Company receive no options for their services as directors.

REPORT OF THE AUDIT COMMITTEE

     The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Messrs. James W. Cox, K. Jeffrey Dahlberg and Richard L. Monfort. Prior to February 28, 2001, the Audit Committee was comprised of two members consisting of Messrs. Thomas J. Brosig and Richard
L. Monfort. On February 28, 2001, Mr. Dahlberg was appointed to serve as the third member of the Audit Committee. On October 12, 2001, Mr. Cox was appointed to the Audit Committee to replace Mr. Thomas J. Brosig, who elected to resign as a member of the Audit Committee. The primary functions of the Audit Committee are (i) to serve an as independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) to review and appraise the audit efforts of the Company's independent accountants and internal audit department, and (iii) to provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

     The Board of Directors has determined that each of the three Audit Committee members is an "independent director", as such term is defined by
Section 4200(a)(13) of the National Association of

Securities Dealers' listing standards. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Board of Directors has reviewed, assessed the adequacy of, and approved a written Audit Committee charter, which charter was attached as an appendix to the Proxy Statement for the 2001 Annual Meeting.

     The Audit Committee has reviewed the Company's audited consolidated financial statements for the last fiscal year and discussed them with management.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, promulgated by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

                                          JAMES W. COX
                                          K. JEFFREY DAHLBERG
                                          RICHARD L. MONFORT

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for the fiscal year ended December 30, 2001 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

     Awards of stock grants under the 1995 Stock Option and Compensation Plan (the "Management Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Management Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Company. During 2001, the Compensation Committee issued an aggregate of 150,000 options pursuant to the Management Plan, which included 100,000 shares granted in February, 2001 to Martin J. O'Dowd, Chief Executive Officer of the Company. The option granted to Mr. O'Dowd is exercisable at $3.9375 per share, the fair market value of the Company's common stock on the date of the grant.

     Mr. O'Dowd received an annualized base salary of $375,000 until July 2001, at which time the Compensation Committee increased Mr. O'Dowd's annualized base salary to $450,000 for the remainder of the fiscal year. This increase resulted from the Committee's assessment of the growth in the Company's operations and prospects since Mr. O'Dowd's prior base salary was established in September 2000. The Committee also increased Mr. O'Dowd's salary to make it more competitive with executives in other industry-related companies.

     Mr. O'Dowd received a cash incentive compensation award of $50,000 during the fiscal year ended December 30, 2001. In addition, Mr. O'Dowd received a cash incentive compensation award of $75,000 in February 2002, which was for fiscal 2001 performance. The amount of these incentive compensation awards was based primarily on the Company's ability to meet its corporate earnings goals.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

                                          JAMES W. COX
                                          THOMAS J. BROSIG

                       EXECUTIVE OFFICERS OF THE COMPANY

NAME                                   AGE                 POSITIONS WITH THE COMPANY
----                                   ---   -------------------------------------------------------
David W. Anderson....................  48    See "Election of Directors (Proposal 1)" -- above.
Martin J. O'Dowd.....................  54    See "Election of Directors (Proposal 1)" -- above.
Kenneth J. Stanecki..................  40    Chief Financial Officer of the Company since May 1,
                                             2000. From October 1997 until April 2000, Mr. Stanecki
                                             was Vice-President of Finance for AmeriKing
                                             Corporation. For the ten-year period preceding his
                                             employment in such position, Mr. Stanecki held a
                                             progression of positions with Burger King Corporation
                                             in finance and operations.
Michael F. Hoffer....................  51    Chief Operating Officer of the Company since January 3,
                                             2002. From February 1998 to April 2001, he served as
                                             the President and Chief Operating Officer of Dick Clark
                                             Restaurants, Inc. a subsidiary of Dick Clark
                                             Productions. Prior to that, Mr. Hoffer served as Vice
                                             President of Bennigan's, Midwest region. Before his
                                             tenure with Bennigan's, Mr. Hoffer was the Director of
                                             Franchise Operations for T.G.I. Friday's.

                            STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's common stock price in the period from December 31, 1996 (the date of which our common stock was first publicly traded) through December 30, 2001, to the S&P 500 Stock Index and to the S&P Small Cap Restaurant Index.

     The Company has elected to use the S&P Small Cap Restaurant Index in compiling its stock performance graph because it believes the S&P Small Cap Restaurant Index represents a comparison to competitors with similar market capitalizations to the Company.

     The presentation assumes that the value of an investment in each of the Company's common stock, the S&P 500 Index and the S&P Small Cap Restaurant Index was $100 on December 31, 1996, and that any dividends paid were reinvested in the same security.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG FAMOUS DAVE'S OF AMERICA, INC., THE S&P 500 INDEX,
                     AND THE S&P SMALL CAP RESTAURANT INDEX

[PERFORMANCE GRAPH]

                                                                                  S&P SMALL CAP
                                                FAMOUS DAVE'S OF AMERICA           RESTAURANTS                   S&P 500
                                                ------------------------          -------------                  -------
12/29/1996                                                  100                         100                         100
12/28/1997                                               117.21                      124.73                      125.93
1/3/1999                                                  36.88                      136.52                      167.86
1/2/2000                                                  26.64                      134.29                      203.19
12/31/2000                                                39.34                      164.03                      184.68
12/30/2001                                                95.86                      193.04                      161.62



----------------------------------------------------------------------------------------------------------------------
    TOTAL RETURN ANALYSIS              12/29/96     12/28/97      1/3/99       1/2/00      12/31/00     12/30/01
----------------------------------------------------------------------------------------------------------------------
    Famous Dave's of America           $100.00      $117.21      $ 36.88      $ 26.64      $ 39.34      $ 95.86
----------------------------------------------------------------------------------------------------------------------
    S&P Small Cap Restaurants          $100.00      $124.73      $136.52      $134.29      $164.03      $193.04
----------------------------------------------------------------------------------------------------------------------
    S&P 500                            $100.00      $125.93      $167.86      $203.19      $184.68      $161.62
----------------------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

FEES BILLED TO THE COMPANY BY VIRCHOW, KRAUSE & COMPANY, LLP DURING FISCAL 2001

     Audit Fees:

     Audit fees billed to the Company by Virchow, Krause & Company, LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $53,032.

     Financial Information Systems Design and Implementation Fees:

     The Company did not engage Virchow, Krause & Company, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 30, 2001.

     All Other Fees:

     Fees billed to the Company by Virchow, Krause & Company, LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $47,404.

     The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Virchow, Krause & Company, LLP's independence and has determined that such services are compatible with maintaining Virchow, Krause & Company, LLP's independence.

                              CERTAIN TRANSACTIONS

     The Company had a revolving line of credit with Associated Commercial Financing, Inc. (formerly known as BNC Financial Corporation) with maximum borrowings at December 30, 2001 of approximately $1,680,000, of which $100,000 was outstanding at December 30, 2001. Advances were due upon demand and accrued interest at the prime rate plus 4% (8.75% at December 30, 2001), payable monthly. The note was secured by certain of the Company's assets and was personally guaranteed (and partially secured) by David W. Anderson, the Chairman of the Company. The agreement was subject to certain covenants as described in the agreement. This line was paid in full and closed in January 2002.

     During fiscal year 2001, the Company rented various properties from S&D Land Holdings, Inc. ("S&D"), a Minnesota corporation that is wholly owned by David W. Anderson, the Chairman of the Company. The Company paid S&D rent of $202,000 and $209,000 for the years ended December 31, 2000 and December 30, 2001. The Company owed S&D $372,000 at December 31, 2000 and $365,000 at December 30, 2001, which amount was paid in full in January 2002.

     In January 2000, the Company purchased a restaurant site located in Minnetonka, Minnesota from S&D for a gross purchase price of $750,000. Prior to the purchase, the Company rented the restaurant site from S&D. The purchase price is payable pursuant to the terms of a promissory note providing for 12% interest. This note was paid off in February 2002. As additional consideration for the purchase of the Minnetonka, Minnesota restaurant site, the Company terminated its prior agreement with Grand Pines Resorts, Inc., a company wholly owned by David W. Anderson ("Grand Pines") pursuant to which the Company had charged Grand Pines a royalty of 4% of its food sales pursuant to a license and trademark agreement between the Company and Grand Pines.

     On October 5, 2001, the Company granted Martin J. O'Dowd a two-year exclusive option to develop franchise units in North Carolina beginning in October 2004, which option generally precludes the Company's development of owned or franchised restaurants in North Carolina before the expiration of the option. The option permits Mr. O'Dowd to develop the franchise units in exchange for a 4% royalty fee, which fee may be less than the aggregate amount the Company may have charged an unaffiliated third party.

     Except as otherwise set forth above, management believes all of the above-described transactions were conducted on terms no less favorable to the Company than could be obtained from unrelated third parties.

           PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                   RESERVED FOR ISSUANCE UNDER THE COMPANY'S
                    1995 STOCK OPTION AND COMPENSATION PLAN
                                  (PROPOSAL 2)

     On December 29, 1995, the Board of Directors of the Company unanimously approved the 1995 Stock Option and Compensation Plan (the "Management Plan"). At the Company's Annual Meeting of Shareholders on July 11, 1997, an amendment to the Management Plan was approved to increase the number of shares reserved for issuance under the Management Plan by 400,000 shares, for a total of 900,000 shares. At the Company's Annual Meeting of Shareholders on June 11, 1998, an amendment to the Management Plan was approved to increase the number of shares reserved for issuance under the Management Plan by 50,000 shares, for a total of 950,000 shares. At the Company's Annual Meeting of Shareholders on June 1, 1999, an amendment to the Management Plan was approved to increase the number of shares reserved for issuance under the Management Plan by 300,000, for a total of 1,250,000. At the Company's Annual Meeting of Shareholders on June 15, 2000, an amendment to the Management Plan was approved to increase the number of shares reserved for issuance under the Management Plan by 700,000, for a total of 1,950,000. The Board of Directors has approved an amendment, subject to the approval by the Company's shareholders, to the Management Plan to increase the number of shares reserved for issuance under the Management Plan by 400,000. A complete text of the Management Plan is set forth as Exhibit A to this Proxy Statement. The brief summary of the Management Plan that follows is qualified in its entirety by reference to the complete text.

GENERAL

     The purpose of the Management Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of and consultants to the Company.

     The Management Plan provides that a committee (the "Committee") composed of at least two disinterested members of the board of directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee.

     The number of shares of Common Stock that may currently be issued under the Management Plan may not exceed 1,950,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represented approximately 17.2% of the outstanding shares of Common Stock on the Record Date. The number of shares of Common Stock that may be issued under the Management Plan if this amendment is approved may not exceed 2,350,000 shares, which would represent approximately 20.8% of the outstanding shares of Common Stock on the Record Date for the Annual Meeting. On the Record Date for the Annual Meeting, the closing sale price of the Common Stock as reported by NASDAQ was $8.15 per share.

STOCK OPTIONS

     Under the Management Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of Common Stock from the Company. The Management Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

     The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of Common Stock valued at their fair market value or as otherwise authorized by the Committee.

     In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

STOCK APPRECIATION RIGHTS

     A stock appreciation right or a "SAR" is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Management Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

     The Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

     Upon exercise of a SAR, the holder is entitled to receive an amount that is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

RESTRICTED STOCK

     Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of Common Stock that are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Management Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

STOCK AWARDS

     Stock awards consist of the transfer by the Company to an eligible participant of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

PERFORMANCE SHARES

     Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

CASH AWARDS

     A cash award consists of a monetary payment made by the Company to an eligible participant as additional compensation for his or her services to the Company. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Committee.

NON-TRANSFERABILITY OF MOST INCENTIVES

     No stock option, SAR, performance share or restricted stock granted under the Management Plan is transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

AMENDMENTS TO THE PLAN

     The Board of Directors may amend or discontinue the Management Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the Management Plan,
(c) materially change or expand the types of Incentives that may be granted under the Management Plan, (d) materially modify the requirements as to eligibility for participation in the Management Plan, or (e) materially increase the benefits accruing to participants. Certain Management Plan amendments require shareholder approval, including amendments that would materially increase benefits accruing to participants, increase the number of securities issuable under the Management Plan, or change the requirements for eligibility under the Management Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth certain United States income tax considerations concerning the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of Common Stock may vary depending on a holder's particular status.

     Under existing Federal income tax provisions, a participant who receives a stock option, performance shares or a SAR under the Management Plan or who purchases or receives shares of restricted stock under the Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Internal Revenue Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted. A participant who receives a stock award under the Plan consisting of shares of Common Stock will realize ordinary income in the year of the award and in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income. A participant who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

     When a non-qualified stock option granted pursuant to the Management Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participate is required to treat as ordinary income.

     Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss; (iii) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

     The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income.

     If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     When a stock appreciation right granted pursuant to the Management Plan is exercised, the participant will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he or she is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

     A participant who receives restricted stock or performance shares subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Internal Revenue Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. A participant may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as the income realized by the employee.

           PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                   RESERVED FOR ISSUANCE UNDER THE COMPANY'S
                        1998 DIRECTOR STOCK OPTION PLAN
                                  (PROPOSAL 3)

     On April 23, 1998, the Board of Directors of the Company approved the 1998 Director Stock Option Plan (the "Director Plan"), subject to approval by the Company's shareholders. At the Company's Annual Meeting of Shareholders on June 11, 1998, the Director Plan was approved and 250,000 shares of the Company's Common Stock were reserved for issuance under the Director Plan. The Board of Directors has approved an amendment, subject to the approval by the Company's shareholders, to the Director Plan to increase the number of shares reserved for issuance under the Director Plan by 100,000. A complete text of the Director Plan is set forth as Exhibit B to this Proxy Statement. The brief summary of the Director Plan that follows is qualified in its entirety by reference to the complete text.

GENERAL

     The purpose of the Director Plan is to advance the interests of the Company and its shareholders by encouraging share ownership by members of the Board of Directors who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's Common Stock. The Director Plan provides that the Board of Directors may award nonqualified stock options to purchase shares of Common Stock from the Company to members of the Board who are not employees of the Company or any of its subsidiaries.

     The number of shares of Common Stock that may currently be issued under the Director Plan may not exceed 250,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represented approximately 2.2% of the outstanding shares of Common Stock on the Record Date for the Annual Meeting. The number of shares of Common Stock that may be issued under the Director Plan if the proposed amendment to the Plan is approved may not exceed 350,000 shares, which would represent approximately 3.1% of the outstanding shares of Common Stock on the Record Date for the Annual Meeting. On the Record Date for the Annual Meeting, the closing sale price of the Common Stock as reported by NASDAQ was $8.15 per share.

GRANT OF STOCK OPTIONS

     The Director Plan confers on the Board discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The term of an option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable upon the removal of the optionee from the Board without cause or in the event of specified changes in corporate control. The option price may be paid in cash, check, by delivery of shares of Common Stock valued at their fair market value at the time of purchase, or by a combination of the above.

     In the event that an optionee ceases to be a non-employee director for a reason other than death, any stock option or unexercised portion thereof which was otherwise exercisable on the date the optionee ceases to be a non-employee director shall expire three years after such date, but in no event after the option would otherwise have expired under the Director Plan. If an optionee dies, any stock option or unexercised portion thereof which was otherwise exercisable on the date of death may be executed by his or her executors, administrators, heirs or distributees within one year after the date of death, but in no event after the option would otherwise have expired under the Director Plan.

NON-TRANSFERABILITY

     No stock option granted under the Director Plan will be transferable by its holder except, in the event of the holder's death, by will or the laws of descent and distribution.

AMENDMENTS TO THE PLAN

     The Board of Directors may amend or discontinue the Director Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, become effective without shareholder approval if such approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act. In addition, no amendment to the Plan may materially and adversely affect any right of any optionee with respect to an outstanding option without such optionee's written consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder's particular status.

     Under existing Federal income tax provisions, a participant who receives a stock option under the Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Internal Revenue Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such Incentive is granted.

     When a non-qualified stock option granted pursuant to the Director Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

     If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. Since the option is a nonstatutory option, the gain recognized on exercise is added to the basis. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

                               PROXIES AND VOTING

     Only holders of record of the Company's Common Stock at the close of business on April 4, 2002, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 11,319,495 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting.

     All shares represented by proxies will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR approval of the proposed amendments to the Management Plan and the Director Plan unless a contrary choice is specified. A shareholder who abstains with respect to either of these proposals is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on these proposals, shall not be considered present and entitled to vote on these proposals.

     While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held 3 meetings during 2001 and took action by written action in lieu of a meeting two times. The Company has an Audit Committee and a Compensation Committee.

     The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Messrs. James W. Cox, K. Jeffrey Dahlberg and Richard L. Monfort. Prior to February 28, 2001, the Audit Committee was comprised of two members consisting of Messrs. Thomas J. Brosig and Richard
L. Monfort. On February 28, 2001, Mr. Dahlberg was appointed to serve as the third member of the Audit Committee. On October 12, 2001, Mr. Cox was appointed to the Audit Committee to replace Mr. Thomas J. Brosig, who resigned as a member of the Audit Committee. The Audit Committee recommends to the full Board the engagement of the Company's independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors and reviews the adequacy of the Company's system of internal accounting controls. The Audit Committee held four meetings during the fiscal year ended December 30, 2001.

     The Company's Compensation Committee consists of Messrs. Thomas J. Brosig and James W. Cox. Until October 12, 2001, the Company's Compensation Committee consisted of Messrs. Brosig and Richard L. Monfort. On October 12, 2001, Mr. James W. Cox was appointed to the Compensation Committee to replace Mr. Monfort, who resigned as a member of the Compensation Committee. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company's incentive compensation plans. The Compensation Committee held no meetings during 2001 and took action by written action in lieu of a meeting four times.

INDEPENDENT PUBLIC ACCOUNTANTS

     Virchow, Krause & Company, LLP and Lund Koehler Cox & Arkema, LLP, as its predecessor, has acted as the Company's independent public accountants since the Company's inception and will serve as such for the current fiscal year. A representative of Virchow, Krause & Company, LLP is expected to attend this year's Annual Meeting of Shareholders, will be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if such representative so desires.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     David W. Anderson reported a September 2001 transaction on a Form 4 filed October 11, 2002. Information regarding James W. Cox required to be filed on Form 3 in June 2001 was instead filed on Mr. Cox's Form 5 filed on March 28, 2002. Except as set forth above, based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 30, 2001.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to David W. Anderson, Chairman, Famous Dave's of America, Inc., 7657 Anagram Drive, Eden Prairie, Minnesota 55344 by December 23, 2002. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail, return receipt requested.

                     DISCRETIONARY PROXY VOTING AUTHORITY/
                         UNTIMELY STOCKHOLDER PROPOSALS

     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that the stockholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days before the date of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2003 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 8, 2003, the management proxies will be allowed to use their discretionary authority as outlined above.

                                  SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Martin J. O'Dowd
                                          Martin J. O'Dowd
                                          President, Chief Executive Officer &
                                          Secretary

                         FAMOUS DAVE'S OF AMERICA, INC.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 2002

         The undersigned, a shareholder of Famous Dave's of America, Inc., hereby appoints David W. Anderson and Martin J. O'Dowd, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Famous Dave's of America, Inc. to be held at the Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Wednesday, May 22, 2002, at 10:00 a.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR THE PROPOSED AMENDMENTS TO THE 1995 STOCK OPTION AND COMPENSATION PLAN AND THE 1998 DIRECTOR STOCK OPTION PLAN.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.




             - DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED -
--------------------------------------------------------------------------------

               FAMOUS DAVE'S OF AMERICA, INC. 2002 ANNUAL MEETING

1.   ELECTION OF DIRECTORS:    1 - DAVID W. ANDERSON    4 - K. JEFFREY DAHLBERG   [ ]  FOR all nominees      [ ]  WITHHOLD AUTHORITY
                               2 - THOMAS J. BROSIG     5 - RICHARD L. MONFORT         listed to the left         to vote for all
                               3 - JAMES W. COX         6 - MARTIN J. O'DOWD          (except as specified        nominees listed to
                                                                                       below).                    the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                                          --------------------------------------



                                          --------------------------------------


2. To approve an amendment to the Company's 1995 Stock Option and Compensation Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,950,000 shares to 2,350,000 shares.


                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. To approve and amendment to the Company's 1998 Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 250,000 shares to 350,000 shares.


                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. Upon such other business as may properly come before the meeting or any adjournments thereof.


Check appropriate box
Indicate changes below:
Address Change?           [ ] Name Change?         [ ] Date              , 2002
                                                           --------------



----------------------------------------




----------------------------------------

SIGNATURE(S) IN BOX

(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)